                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                       _________________________________


                                    FORM 8-K


                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        ________________________________


       Date of Report (Date of earliest event reported):  March 31, 2000


                        System Software Associates, Inc.
               (Exact Name of Registrant as Specified in Charter)


Delaware                                  0-15322                          36-3144515
(State or Other Jurisdiction       (Commission File Number)               (IRS Employer
of Incorporation)                                                      Identification No.)

                   500 West Madison Street, Chicago, IL 60661
          (Address of Principal Executive Offices, Including Zip Code)


                                 (312) 258-6000
              (Registrant's Telephone Number, Including Area Code)


         (Former Name or Former Address, if Changed Since Last Report)


                                      N/A

    _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
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Item 5.  Other Events

     On March 31, 2000, the Company's senior lenders agreed to extend the due date for an acceptable letter of intent with respect to a strategic transaction from March 31 to April 14, 2000. Although the Company is in active negotiations regarding a potential strategic transaction, there can be no assurance that the Company will be able to deliver a letter of intent that is acceptable to its senior lenders by April 14, 2000. Moreover, the Company currently does not have any availability under its revolving line of credit, and there can be no assurance that the Company will be able to continue to pay its operating expenses. The Company is continuing to explore all available alternatives, including a voluntary bankruptcy.

         Item 7.  Financial Statements and Exhibits

         (a)   Financial Statements
               Not Applicable

         (b)   Pro Forma Financial Information
               Not Applicable

         (c)   Exhibits

         99.1 Third Amendment, dated as of March 31, 2000, to the Loan and Security Agreement dated as of August 11, 1999 by and among System Software Associates, SSA-Aclaim Limited, SSA Softwright Limited, SSA Canada Corporation and Foothill Capital Corporation, as amended by the First Amendment dated as of December 22, 1999 and the Second Amendment dated as of January 28, 2000.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 System Software Associates, Inc.



                                 By: /s/ Kirk J. Isaacson
                                     --------------------
                                         Kirk J. Isaacson
                                         Secretary


Dated:  April 3, 2000

                                 EXHIBIT INDEX


99.1 Third Amendment, dated as of March 31, 2000, to the Loan and Security Agreement dated as of August 11, 1999 by and among System Software Associates, SSA-Aclaim Limited, SSA Softwright Limited, SSA Canada Corporation and Foothill Capital Corporation, as amended by the First Amendment dated as of December 22, 1999 and the Second Amendment dated as of January 28, 2000.